EXHIBIT 99.1

PRESS RELEASE
Source: Steel Partners Holdings L.P.

Steel Partners Holdings L.P. Reports First Quarter Financial Results and Outlook

NEW YORK, N.Y., May 9, 2017 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the first quarter ended March 31, 2017. For a full discussion of the results, please see the Company's Form 10-Q as filed with the U.S. Securities and Exchange Commission, which can be found at www.steelpartners.com.

Steel Partners reported that revenue for the 2017 first quarter increased to $323.3 million from $246.8 million for the same period in 2016. Loss before taxes, associated companies and other investments held at fair value was $2.6 million in the first quarter of 2017, compared with income of $11.5 million in the 2016 period. Net loss attributable to the Company's common unitholders for the 2017 first quarter was $4.1 million, or $0.16 per basic and diluted common unit, compared with net income of $2.0 million, or $0.07 per basic and diluted common unit, for the same period in 2016.

Results for the 2017 first quarter and the comparable period in 2016 include certain significant transaction-related charges associated with the Company's recently completed acquisitions, as well as other non-cash income or loss from associated companies and other investments held at fair value, net of taxes, which are allocated by segment. The 2017 period also reflects an accrual for incentive unit expense of $5.1 million based on an increase in the market price of the Company's common units.

Steel Partners generated Adjusted EBITDA of $30.3 million for the first quarter of 2017, compared with $30.5 million for the same period in 2016. The current quarter's Adjusted EBITDA reflects a higher contribution from the Diversified Industrial and Energy segments, offset by a lower contribution from the Financial Services segment and higher corporate expenses. In addition to the impact of income or loss from associated companies and other investments held at fair value, results were adversely affected in the current quarter by a higher income tax provision, higher depreciation and amortization, and higher non-cash stock-based compensation. The Company is presenting Adjusted EBITDA to assist investors with their understanding of Steel Partners' results of operations and financial condition. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

"First quarter 2017 results were in line with previously reported guidance, reflecting contributions from prior year acquisitions in the Diversified Industrial segment, as well as an increase in the North American oil and gas drilling rig count in our Energy segment," said Warren Lichtenstein, Executive Chairman of Steel Partners. "Results are expected to improve in these segments, as we continue to integrate our recent acquisitions and benefit from expenditures made in the 2017 first quarter to ramp operations for the increased business volume in the Energy segment. In our Financial Services segment, the outlook continues to improve, following the challenging environment in the second half of 2016."

Outlook

Based on current information, the Company expects 2017 second quarter revenue between $323 million and $375 million and Adjusted EBITDA between $41 million and $50 million. The Company anticipates revenue for the full 2017 year between $1.3 billion and $1.4 billion and Adjusted EBITDA between $151 million and $178 million.

Financial Summary

(in thousands, except per common unit)	Three Months Ended March 31,
	2017	2016
Revenue	$323,319	$246,793
Costs and expenses	325,873	235,276
(Loss) income before taxes, associated companies and other investments held at fair value	(2,554)	11,517
Income tax provision	6,846	3,735
(Income) loss of associated companies and other investments held at fair value, net of taxes	(6,302)	5,438
Net (loss) income	(3,098)	2,344
Net income attributable to noncontrolling interests in consolidated entities	(984)	(382)
Net (loss) income attributable to common unitholders	$(4,082)	$1,962

Net (loss) income per common unit - basic and diluted	$(0.16)	$0.07

Segment Results

(in thousands)	Three Months Ended March 31,
	2017	2016
Revenue:
Diversified industrial	$280,214	$206,600
Energy	27,316	19,999
Financial services	15,789	20,194
Total	$323,319	$246,793

Income (loss) before income taxes:
Diversified industrial	$7,946	$12,409
Energy	(7,777)	(3,024)
Financial services	7,623	12,868
Corporate and other	(4,044)	(16,174)
Income before income taxes	3,748	6,079
Income tax provision	6,846	3,735
Net (loss) income	$(3,098)	$2,344

Income (loss) of associated companies and other investments held at fair value, net of taxes:
Diversified industrial	$—	$2,109
Energy	799	6,310
Corporate and other	5,503	(13,857)
	$6,302	$(5,438)

Supplemental Non-GAAP Disclosures

(in thousands)	Three Months Ended March 31,
	2017	2016
Segment Income (U.S. GAAP):
Diversified industrial	$7,946	$12,409
Energy	(7,777)	(3,024)
Financial services	7,623	12,868
Corporate and other	(4,044)	(16,174)
Income before income taxes	$3,748	$6,079

Segment Adjusted EBITDA:
Diversified industrial	$27,198	$22,137
Energy	(1,636)	(2,648)
Financial services	7,693	13,022
Corporate and other	(2,996)	(2,038)
Adjusted EBITDA	$30,259	$30,473

Adjusted EBITDA Reconciliation:
Net (loss) income	$(3,098)	$2,344
Income tax provision	6,846	3,735
Income before income taxes	3,748	6,079
Add (Deduct):
(Income) loss of associated companies and other investments held at fair value, net of taxes	(6,302)	5,438
Interest expense	4,406	2,033
Depreciation and amortization	18,280	13,464
Non-cash asset impairment charges	—	1,470
Non-cash pension expense	1,572	976
Non-cash stock-based compensation	6,327	1,391
Realized and unrealized gains and losses on investments, net	906	(1,176)
Other items, net	1,322	798
Adjusted EBITDA	$30,259	$30,473

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA." The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about SPLP, its business and its financial condition. The Company defines Adjusted EBITDA as net income or loss before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized gains or losses on investments and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or loss, or cash flows from operating, investing or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses investments, interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;

•	Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;

•	Adjusted EBITDA does not reflect the Company's interest expense;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;

•	Adjusted EBITDA does not include non-cash charges for pension expense and stock-based compensation; and

•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is the most informed method of analyzing SPLP.

As set forth above, the Company reconciles Adjusted EBITDA to net income or loss, which does not include amounts reported under U.S. GAAP related to noncontrolling interests in consolidated entities, and that reconciliation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. is a diversified global holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests. It owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2017 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, SPLP's subsidiaries need for additional financing and the terms and conditions of any financing that is consummated, their customers' acceptance of its new and existing products, the risk that the Company and its subsidiaries will not be able to compete successfully, the possible volatility of the Company's unit price and the potential fluctuation in its operating results. Although SPLP believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2016, for information regarding risk factors that could affect the Company's results. Except as otherwise required by federal securities laws, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor contact:    PondelWilkinson Inc.
Roger S. Pondel, 310-279-5965
rpondel@pondel.com